                                                                    EXHIBIT 99.2




                                                                   [TESORO LOGO]

FOR IMMEDIATE RELEASE

CONTACT:
         JOHN ROBERTSON, DIRECTOR INVESTOR RELATIONS, (210) 283-2687 TARA FORD, DIRECTOR PUBLIC RELATIONS, (210) 283-2676


                  TESORO REPORTS RECORD FULL-YEAR 2001 EARNINGS


         SAN ANTONIO - JANUARY 30, 2002 - Tesoro Petroleum Corporation (NYSE:TSO) today reported record net earnings for 2001 of $88.0 million or $2.10 per diluted share, an increase of 20 percent compared to year ago net earnings of $73.3 million or $1.75 per diluted share. Fourth-quarter 2001 net earnings of $4.0 million or $0.10 per diluted share compared to net earnings of $24.4 million or $0.59 per diluted share for the fourth quarter of 2000.

         "I am very proud of how we executed our 2001 business plan and that we delivered on the earnings growth that marked Tesoro's sixth consecutive annual earnings increase," said Bruce A. Smith, Chairman, President and CEO of Tesoro. "Driven by improved industry fundamentals, our growth initiative and asset realignment, we reached the high end of our earnings target for 2001 and added another $0.14 per share from recently acquired operations."

         Full-year 2001 operating profit from the Company's Refining and Marketing operations increased 32 percent to a record $249.4 million compared to last year's operating profit record of $189.1 million. This improvement was primarily a result of higher refined product margins, increased refining throughput, improved operating performance and incremental operating profit from acquisitions.

Page 2 of 4
Tesoro Reports Full Year Earnings

         Operating expenses increased over last year's level reflecting the addition of two refineries, eight terminals, 130 company-owned retail sites and 1,100 miles of pipelines. General and administrative and interest expenses also increased over last year due to the asset acquisitions and related business expansion.

FOURTH QUARTER RESULTS

         Refining and Marketing operating profit in the fourth quarter was $45.1 million versus $57.2 million for the fourth quarter of 2000. "This drop was due primarily to the decline in our realized refining margin as the overall weak economy and unseasonably warm weather caused margin erosion compared to the 2000 quarter, which was seasonally strong. Partially offsetting the drop in spreads was $19 million in incremental operating profit from acquisitions. This demonstrates the benefits of growing our business along with the geographic diversity our Company has achieved this year," added Smith.

2002 CAPITAL BUDGET

         Tesoro's Board of Directors has approved a $150 million capital budget for 2002, which is approximately 28 percent less than the $210 million spent in 2001. "We are continuing to focus on growing shareholder value through improved operations and accretive acquisitions, which will necessitate, strong capital stewardship. Tesoro will continue to grow and is well positioned to benefit from further industry consolidation in the future," said Smith.

         Capital budget for Refining and Marketing operations is planned at $129 million, including $72 million for refinery projects and $57 million for retail projects. Included in refinery projects are $29 million of economic capital, $26 million of sustaining capital and $17 million of compliance capital. Approximately 45 percent of the $29 million in

Page 3 of 4
Tesoro Reports Full Year Earnings

economic capital will be used to complete the Company's heavy oil conversion project at its Washington refinery. This project is slated to be completed in March.

         Tesoro's Mirastar program accounts for approximately 60 percent of its retail capital budget. The Company estimates it will build 50 additional Mirastar sites during 2002. The remainder of the retail capital is divided between other company-owned stores and the expansion of the Company's branded dealer network.

FIRST QUARTER 2002 OUTLOOK

          Looking ahead to the first quarter of 2002 and beyond, industry refining margins are improving from the lows seen in December and January. Annual throughput in 2002 for Tesoro's combined refinery system is targeted to average approximately 373,000 barrels per day, including 179,000 barrels per day for the Company's Northwest refineries, 86,000 barrels per day for its Hawaii Refinery and 108,000 barrels per day for its Mid-Continent refineries. Throughput for the first quarter is expected to be about 340 to 345 thousand barrels per day principally due to the planned turnaround at the Washington refinery.

PUBLIC INVITED TO LISTEN TO ANALYST CONFERENCE CALL VIA INTERNET

         At 2 p.m., CST, Wednesday, January 30, 2002 Tesoro will broadcast, live, its conference call with analysts regarding fourth quarter earnings. Interested parties may listen to the live conference call over the Internet by logging on to Tesoro's Internet site at http://www/tesoropetroleum.com and clicking on the "What's New" section.

         Tesoro Petroleum Corporation is an independent refiner and marketer of petroleum products and provider of marine logistics services. Tesoro operates five refineries in the western U.S. with a combined capacity of 390,000 barrels per day. Tesoro's growing retail marketing system includes more than 600 branded retail stations,

Page 4 of 4
Tesoro Reports Full Year Earnings

of which approximately 200 are company owned and operated under the Tesoro and Mirastar brand.


         This news release contains certain statements that are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements contain expectations of future capital spending, performance of the heavy oil conversion project and refining throughput. Factors which may cause actual results to differ from those forward-looking statements include: changes in general economic conditions, the timing and extent of changes in demand for refined products, availability and cost of crude oil, other feedstocks, or of refined products, the price differentials between light and heavy crude oils and light and heavy refined products, throughput and yield levels, disruptions due to equipment interruptions or failure at Company or third-party facilities, execution of planned capital projects and other factors beyond the Company's control. For more information concerning factors that could cause such a difference, see the company's annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission. The company undertakes no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which the Company becomes aware of, after the date hereof.


                                       ###

                          TESORO PETROLEUM CORPORATION
                          FINANCIAL AND OPERATING DATA
                            (CONDENSED AND UNAUDITED)
                  (Dollars in millions except per unit amounts)


                                                                                THREE MONTHS ENDED            YEARS ENDED
                                                                                   DECEMBER 31,               DECEMBER 31,
                                                                              ----------------------    ----------------------
                                                                                2001          2000        2001          2000
                                                                              ---------    ---------    ---------    ---------
REVENUES
       Refining and Marketing:
            Refined products ..............................................   $ 1,163.2    $ 1,239.1    $ 4,711.9    $ 4,536.0
            Other, primarily crude oil resales and merchandise ............        82.6        142.9        333.4        381.6
       Marine Services ....................................................        33.1         54.3        172.5        186.8
                                                                              ---------    ---------    ---------    ---------
                Total Revenues ............................................   $ 1,278.9    $ 1,436.3    $ 5,217.8    $ 5,104.4
                                                                              =========    =========    =========    =========

SUMMARY OF OPERATIONS
       Operating Profit:
            Refining and Marketing ........................................   $    45.1    $    57.2    $   249.4    $   189.1
            Marine Services ...............................................         0.7          1.7          9.9         10.4
                                                                              ---------    ---------    ---------    ---------
                Total Operating Profit ....................................        45.8         58.9        259.3        199.5
       General and Administrative Expenses ................................       (16.2)       (11.3)       (53.6)       (40.3)
       Interest and Financing Costs, Net of Capitalized Interest ..........       (21.4)        (7.1)       (52.8)       (32.7)
       Interest Income ....................................................         0.4          0.6          1.0          2.8
       Other Expenses .....................................................        (1.9)        (0.4)        (7.0)        (5.8)
                                                                              ---------    ---------    ---------    ---------
            Earnings Before Income Tax Provision ..........................         6.7         40.7        146.9        123.5
       Income Tax Provision ...............................................         2.7         16.3         58.9         50.2
                                                                              ---------    ---------    ---------    ---------
            Net Earnings ..................................................         4.0         24.4         88.0         73.3
       Preferred Dividend Requirements ....................................          --          3.0          6.0         12.0
                                                                              ---------    ---------    ---------    ---------
            Net Earnings Applicable to Common Stock .......................   $     4.0    $    21.4    $    82.0    $    61.3
                                                                              =========    =========    =========    =========

       Net Earnings Per Share:
            Basic .........................................................   $    0.10    $    0.69    $    2.26    $    1.96
                                                                              =========    =========    =========    =========
            Diluted .......................................................   $    0.10    $    0.59    $    2.10    $    1.75
                                                                              =========    =========    =========    =========

       Weighted Average Common Shares - Basic (in millions) ...............        41.4         30.8         36.2         31.2
                                                                              =========    =========    =========    =========
       Weighted Average Common Shares and Potentially Dilutive
            Common Shares - Diluted (in millions) .........................        41.9         41.4         41.9         41.8
                                                                              =========    =========    =========    =========
DEPRECIATION AND AMORTIZATION
       Refining and Marketing (a) .........................................   $    20.3    $    11.5    $    51.8    $    40.4
       Marine Services ....................................................         0.7          0.8          2.8          2.7
       Corporate ..........................................................         0.8          0.6          2.8          2.4
                                                                              ---------    ---------    ---------    ---------
            Total Depreciation and Amortization ...........................   $    21.8    $    12.9    $    57.4    $    45.5
                                                                              =========    =========    =========    =========
CAPITAL EXPENDITURES (b)
       Refining and Marketing .............................................   $    52.8    $    49.1    $   183.2    $    87.5
       Marine Services ....................................................         0.8          1.0          3.1          3.2
       Corporate ..........................................................         4.2          1.2         23.2          3.3
                                                                              ---------    ---------    ---------    ---------
            Total Capital Expenditures ....................................   $    57.8    $    51.3    $   209.5    $    94.0
                                                                              =========    =========    =========    =========


----------

Note: Refining and Marketing includes the Company's refinery system and retail system.

(a) Includes manufacturing depreciation per throughput barrel of $0.36 and $0.28 for the three months ended December 31, 2001 and 2000, respectively, and $0.28 and $0.26 for the years ended December 31, 2001 and 2000, respectively.

(b) Capital expenditures exclude amounts for the acquisitions of refining, marketing and pipeline assets from BP in 2001 and certain retail assets acquired in the fourth quarter of 2001.

                          TESORO PETROLEUM CORPORATION
                          FINANCIAL AND OPERATING DATA
                            (CONDENSED AND UNAUDITED)
                  (Dollars in millions except per unit amounts)



                                                                              THREE MONTHS ENDED             YEARS ENDED
                                                                                  DECEMBER 31,               DECEMBER 31,
                                                                            -----------------------     -----------------------
                                                                              2001          2000          2001          2000
                                                                            ---------     ---------     ---------     ---------
OTHER FINANCIAL DATA
      EBITDA (c):
          Refining and Marketing ........................................   $    65.4     $    68.7     $   301.2     $   229.5
          Marine Services ...............................................         1.4           2.5          12.7          13.1
                                                                            ---------     ---------     ---------     ---------
            Total Operating EBITDA ......................................        66.8          71.2         313.9         242.6
         Corporate and Unallocated ......................................       (16.9)        (10.5)        (56.8)        (40.9)
                                                                            ---------     ---------     ---------     ---------
            Total EBITDA ................................................   $    49.9     $    60.7     $   257.1     $   201.7
                                                                            =========     =========     =========     =========
OPERATING DATA
      Refinery Throughput (thousand Bbls/day) (d):
         Washington .....................................................       116.4         115.6         119.4         116.6
         Hawaii .........................................................        84.8          92.0          87.1          84.4
         Alaska .........................................................        50.8          50.6          50.0          48.5
         North Dakota ...................................................        53.2            --          17.1            --
         Utah ...........................................................        51.6            --          16.5            --
                                                                            ---------     ---------     ---------     ---------
           Total Refinery Throughput ....................................       356.8         258.2         290.1         249.5
                                                                            =========     =========     =========     =========
          % Heavy crude oil .............................................          44%           40%           46%           43%

      Total Refining and Marketing Product Spread ($/Bbl) (e) ...........   $    7.16     $    8.16     $    7.65     $    6.99

      Refined Products Manufactured (thousand Bbls/day) (d):
         Gasoline and gasoline blendstocks ..............................       150.3          90.2         110.5          95.0
         Jet fuel .......................................................        62.5          62.3          59.4          57.6
         Diesel fuel ....................................................        73.0          43.5          52.9          39.2
         Heavy oils, residual products and other ........................        82.5          69.1          75.5          64.8
                                                                            ---------     ---------     ---------     ---------
           Total Refined Products Manufactured ..........................       368.3         265.1         298.3         256.6
                                                                            =========     =========     =========     =========
      Refining and Marketing - Product Sales (thousand Bbls/day) (d) (e):
         Gasoline and gasoline blendstocks ..............................       205.8         128.6         161.3         135.0
         Jet fuel .......................................................        84.4          76.9          80.7          76.3
         Diesel fuel ....................................................        95.7          58.1          73.5          53.6
         Heavy oils, residual products and other ........................        63.7          56.5          60.8          57.6
                                                                            ---------     ---------     ---------     ---------
           Total Product Sales ..........................................       449.6         320.1         376.3         322.5
                                                                            =========     =========     =========     =========
      Refining and Marketing - Gross Margins (e):
         Refinery (f) ...................................................   $   217.9     $   176.3     $   785.9     $   625.2
         Purchased product and crude oil resales ........................         9.6          (1.0)         19.3          14.4
         Merchandise and other ..........................................         6.1           6.2          25.2          27.2
                                                                            ---------     ---------     ---------     ---------
           Total Gross Margins ..........................................   $   233.6     $   181.5     $   830.4     $   666.8
                                                                            =========     =========     =========     =========
      Refining and Marketing - Total Operating Expenses (e) (g) .........   $   168.2     $   112.8     $   529.2     $   437.3
                                                                            =========     =========     =========     =========

      Marine Services - Fuel Sales (millions of gallons) ................        38.8          44.9         170.8         170.0
      Marine Services - Service Revenues ($ millions) ...................   $     3.1     $     3.5     $    14.9     $    13.3

----------

(c) EBITDA is a measure used by the Company for internal analysis and in presentations to analysts, investors and lenders. The calculation of this measure is not based on accounting principles generally accepted in the United States ("U.S. GAAP") and should not be considered as an alternative to net earnings or cash flows from operating activities (which are determined in accordance with U.S. GAAP), as an indicator of operating performance or as a measure of liquidity. EBITDA represents earnings before interest and financing costs, income taxes and depreciation and amortization. This measure may not be comparable to similarly titled measures used by other entities.

(d) Volumes for the year ended 2001 include amounts for North Dakota and Utah operations since their acquisition on September 6, 2001, averaged over the full year. Refinery throughput averaged over the period owned was 54,000 Bbls/day and 52,000 Bbls/day for the North Dakota and Utah refineries, respectively.

(e)      Includes amounts from the Company's retail system.

(f) Approximates refinery system throughput times the refining and marketing product spread, adjusted for changes in refined product inventory.

(g) Includes manufacturing costs per throughput barrel of $3.17 and $2.93 for the three months ended December 31, 2001 and 2000, respectively, and $3.10 and $2.85 for the years ended December 31, 2001 and 2000, respectively. Manufacturing costs include non-cash amortization of maintenance turnaround costs of $5.3 million and $4.5 million for the three months ended December 31, 2001 and 2000, respectively, and $18.5 million and $20.1 million for the years ended December 31, 2001 and 2000, respectively. Manufacturing costs also include costs of internally-produced fuel.

                          TESORO PETROLEUM CORPORATION
                          FINANCIAL AND OPERATING DATA
                            (CONDENSED AND UNAUDITED)
                              (Dollars in millions)


                                                DECEMBER 31,    December 31,
                                                  2001 (h)         2000
                                                ------------    ------------
BALANCE SHEET DATA:

  Total Assets ..............................   $    2,662.3    $    1,543.6

  Total Debt ................................   $    1,146.9    $      310.6

  Total Stockholders' Equity ................   $      757.0    $      669.9

  Total Debt to Capitalization Ratio ........             60%             32%


----------

(h) The purchase price of the North Dakota and Utah operations, acquired in September 2001, has been allocated on a preliminary basis to the assets and liabilities acquired, including goodwill and other intangible assets.